UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2024 (the “Closing Date”), Theriva Biologics, Inc. (the “Company”) consummated a public offering (the “Offering”) of an aggregate of (i) 918,600 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 510,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (iii) Common Stock purchase warrants (“Common Warrants”) to purchase up to 1,428,600 shares of Common Stock (the “Common Warrant Shares”). Each Share and associated Common Warrant to purchase one (1) Common Warrant Share was sold at a combined public offering price of $1.75. Each Pre-Funded Warrant and associated Common Warrant to purchase one (1) Common Warrant Share was sold at a combined public offering price of $1.7499.

The Company received aggregate gross proceeds from the Offering of approximately $2.5 million, before deducting placement agent fees and other offering expenses. The Company intends to use the proceeds of the Offering primarily for working capital and general corporate purposes, including for research and development and manufacturing scale-up and may use a portion of the proceeds to invest in or acquire other products, businesses or technologies.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one (1) Pre-Funded Warrant Shares at an exercise price of $0.0001 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full. Each Common Warrant has an exercise price of $2.00 per share, is immediately exercisable for one (1) Common Warrant Share, and expires five (5) years from its issuance date.

The Shares, Pre-Funded Warrants and accompanying Common Warrants were issued separately.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants may be exercised on a cashless basis if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Common Warrant Shares to the holder. The Pre-Funded Warrants may be exercised on a cashless basis at any time.

A holder of the Common Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, the Common Warrants, the Common Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-282024), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) that became effective on September 25, 2024.

The foregoing does not purport to be a complete description of each of the Common Warrants or the Pre-Funded Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on September 26, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of sixty (60) days and will not directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of its Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, for a period of six (6) months after the Closing Date of the Offering, provided that the foregoing shall not apply, following the forty-five (45) day anniversary of the Closing Date, to the “at-the-market” offering in which the Placement Agent (as defined below) is the sales agent, pursuant to the Sales Agreement dated February 9, 2021, as amended, by and between the Company and the Placement Agent.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Placement Agent Agreement

Also, in connection with the Offering, on September 26, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds raised in the Offering. Further, the Company agreed to reimburse the Placement Agent up to an aggregate of $100,000 for accountable legal fees, other reasonable and documented out-of-pocket expenses, and non-accountable expenses.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company (for a period of sixty (60) days from the date of the Placement Agency Agreement) and each such person (for a period of ninety (90) days from the date of the Placement Agency Agreement) may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent. The Placement Agency Agreement also provides that for a period of six (6) months after the Offering the Company will not directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of its Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, without the prior written consent of the Placement Agent, provided that the foregoing shall not apply, forty-five (45) days after the Closing Date, to the “at-the-market” offering with the Placement Agent as sales agent.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Company issued a press release announcing the pricing of the Offering on September 26, 2024. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

As of the date of this Current Report on Form 8-K, after the closing of the Offering and assuming no exercise of the Pre-Funded Warrants or Common Warrants, there are 2,272,462 shares of Common Stock outstanding.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
1.1*	Placement Agency Agreement, dated as of September 26, 2024, by and between Theriva Biologics, Inc. and A.G.P./Alliance Global Partners, as placement agent.
4.1*	Form of Common Warrant
4.2*	Form of Pre-Funded Warrant
10.1*	Form of Securities Purchase Agreement
99.1*	Press Release dated September 26, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2024	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer

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